Exhibit 10.2

Execution Version

CONVERTIBLE LOAN AGREEMENT

IN RESPECT OF

OZON HOLDINGS LIMITED

AS BORROWER

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is made on 18 September 2019 by and among:

(1)

BARING VOSTOK FUND V NOMINEES LIMITED, a company duly incorporated and validly existing under the laws of Guernsey, having its registered office at 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey, GY1 2HL, Channel Islands (“BVFVNL”);

(2)

SISTEMA PUBLIC JOINT STOCK FINANCIAL CORPORATION, a company duly incorporated and validly existing under the laws of the Russian Federation, having its registered office at 13 Mokhovaya Street, 125009, Moscow, Russian Federation (“Sistema” and together with BVFVNL, the “Lenders”, and each a “Lender”); and

(3)	OZON HOLDINGS LIMITED, a limited liability company registered under Cyprus law with its registered address at 2-4 Arch. Makarios III, 9th Floor Capital Center, Nicosia, Cyprus (the “Borrower”),

(The Lenders and the Borrower shall also be referred to herein individually as a “Party” and, collectively, the “Parties”).

1	Definitions and Interpretation

1.1	In this Agreement, except where the context requires otherwise:

“Affiliate” of a Person (the “first Person”) means (a) a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the first Person; (b) a legal entity that shares the same investment management or investment advisory company with, or acts solely as bare nominee holder on behalf of a Party; and (c) upon any liquidation or other dissolution of a Person which is not a natural person, any Person that is a beneficial owner of the interests held by the entity being liquidated or dissolved and “Affiliated” shall be construed accordingly;

“Applicable Rate” means (i) the simple per annum interest rate of ten per cent (10%); or (ii) upon the occurrence of a Non-Qualifying Lender Event the maximum applicable reference rate set by the Central Bank of Cyprus from time to time, but in no event shall exceed ten per cent (10%) per annum;

“Articles of Association” means the Memorandum and Articles of Association of the Borrower in force from time to time;

“Assigned Loan Commitment” has the meaning given in clause 13.4 hereof;

“Borrower’s Account” means the Borrower’s account with, with the following requisites:

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Moscow, Russia, London, England, New York, USA, or the Republic of Cyprus are authorized or permitted by Law to close;

“Consolidated Arbitration” has the meaning given in clause 17.13 hereof;

“Control” (including the terms “Controls”, “Controlled by” and “under common Control with”) means, with respect to any Person, the ownership, directly or indirectly, of interests representing more than fifty per cent. (50%) of the voting power of a legal entity, or having the power to control the management, operations or policies of such Person (whether pursuant to a contract, trust arrangement or otherwise) or elect a majority of members to the board of directors or equivalent decision-making body of such legal entity; provided that, all voting power held by entities under common control (including investment funds under common control) shall be aggregated together and attributed to each other such entity under common control for the purpose of determining the voting power percentage of each such entity;

“Conversion” means conversion of the Loan together with all accrued interest into fully paid Ordinary Shares as provided for herein;

“Conversion Date” means the earlier of: (i) the date of closing of a Qualified Financing, and (ii) the last Business Day of 2019;

“Conversion Price” means ten thousand seven hundred Rubles (RUB 10,700) per Ordinary Share, unless a Qualified Financing occurs on or before 27 December 2019, in which event the Conversion Price shall be equal to the price per Ordinary Share in Rubles as set in connection with such Qualified Financing reduced by the Discount Rate;

“Discount Rate” means the discount rate of ten percent (10%);

“Dollar” and “USD” means the lawful currency of the United States of America;

“Euro” and “EUR” means the lawful currency of the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union and the Treaty of Amsterdam;

“Exchange Rate” means the RUB/USD exchange rate based on the average MOEX Rate for each of the (five) days prior to the Funding Date on which the MOEX Rate has been quoted;

“Existing Lender” has the meaning given in clause 13.4 hereof;

“First Funding Deadline” means 31 October 2019;

“Funding Date” means the date of any funding under this Agreement;

“Funding Deadline” means the First Funding Deadline and the Second Funding Deadline (as applicable);

“LCIA” has the meaning given in clause 17.2 hereof;

“Group” means the Borrower and its Subsidiaries from time to time;

“Loan” means in respect of each Lender the gross amount of Tranche 1 and Tranche 2 that is actually lent by such Lender to the Borrower pursuant to this Agreement;

“Maximum Loan Commitment” means the amount in Rubles set forth opposite each Lender’s name in Schedule A;

“MOEX Rate” means the rate of exchange of USD into RUB (represented as the amount of RUB for 1 (one) USD) fixed at or about 12.35 Moscow time by Public Joint-Stock Company Moscow Exchange MICEX-RTS and currently published under the ticker USDFIXME at https://www.moex.com/ru/markets/currency/get-fixing.aspx?code=USDFIXME and by Bloomberg under ticker ID USDRUB MCDF Curncy;

“New Lender” has the meaning given in clause 13.5 hereof;

“Non-Qualifying Lender Event” means the exercise by a shareholder of the Borrower of its rights under the Shareholders Agreement to lend on substantially the same terms of this Agreement in connection with New Issue (as defined in the Notice) and such shareholder either (i) lends an amount which is less than the equivalent of one million Euros (EUR 1,000,000) and its loan includes provision for a disbursement of less than five hundred thousand Euros (EUR 500,000), or (ii) such shareholder actually lends to the Borrower and the interest rate chargeable by such shareholder under the applicable laws of the Republic of Cyprus is capped at an amount less than ten per cent. (10%);

“Notice” means the Notice of New Issue to be made by means of Convertible Loan(s) sent by the Company and dated 12 September 2019 (as amended by the Amended Notice of New Issue to be made by means of Convertible Loan(s) sent by the Company and dated 17 September 2019);

“Ordinary Shares” means the ordinary shares, par value USD 0.025 each, in the capital of the Borrower which are in issue from time to time, having the rights and obligations set out in the Articles of Association;

“Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity;

“Qualified Financing” means a new equity issuance by the Borrower of no less than fifty million Dollars (USD 50,000,000) to one or more investors that as of the date hereof are neither existing shareholders of the Borrower or an Affiliate of any existing shareholders of the Borrower;

“Relevant Date” means the earlier of: (i) the date of closing of a Qualified Financing, and (ii) 27 December 2019;

“Ruble” and “RUB” means the lawful currency of the Russian Federation;

“Rules” has the meaning given in clause 17.2 hereof;

“Second Funding Deadline” means 27 December 2019;

“Shareholders Agreement” means the Amended and Restated Shareholders Agreement relating to Ozon Holdings Limited dated 15 March 2018 (as amended);

“Sistema Condition” has the meaning given in clause 5.1.2 hereof; and

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of, and Schedule 7 to, the Companies Act 2006;

“Tranche 1” means the committed loan amount that the Lenders are obligated to advance to the Borrower in accordance with clause 2.2 in the amount of 60% of the Maximum Loan Commitment; and

“Tranche 2” means the uncommitted loan amount that the Lenders may advance to the Borrower in accordance with clause 2.3 in the amount of 40% of the Maximum Loan Commitment.

1.2	In this Agreement:

1.2.1

save as otherwise expressly provided, references to this Agreement or any other document include reference to this Agreement or such other document as varied, supplemented, novated and/or replaced from time to time;

1.2.2	references to clauses and the Schedule are references respectively to clauses of and the Schedule to this Agreement, unless otherwise stated;

1.2.3	references to any enactment are references to such enactment as re-enacted, amended or extended;

1.2.4	references to a Lender or to any other person shall be deemed to be references to or to include, as appropriate, the relevant person’s successors and permitted assigns; and

1.2.5	clause headings are for convenience only and shall not affect the construction of this Agreement.

2	Loan

2.1

The Lenders have agreed to advance the Loan to the Borrower to be used by the Group to support growth and make capital investments in accordance with the terms and provisions set out in this Agreement.

2.2

At any time on or before the First Funding Deadline, each Lender shall transfer (in one or more tranches) the equivalent of Tranche 1 in Dollars calculated based on the Exchange Rate by wire transfer of immediately available funds to the Borrower’s Account.

2.3

During the period of time on or after the date hereof through an including the Second Funding Deadline, each Lender may transfer up to the equivalent of Tranche 2 in Dollars calculated based on the Exchange Rate by wire transfer of immediately available funds to the Borrower’s Account.

2.4	The Lenders’ obligations under this Agreement are several and not joint.

2.5	The Borrower shall notify each Lender upon receipt of any portion of the Maximum Loan Commitments.

3	Interest

3.1

Interest at the Applicable Rate shall accrue on the Loan from day to day starting from the date of remittance (inclusive of such date) of the applicable portion of a Lender’s Maximum Loan Commitment until the Relevant Date and be calculated on the basis of the actual number of days elapsed and a 365 day year.

3.2	All accrued interest shall be paid to each Lender by way of Conversion on the Conversion Date pursuant to clause 6.

4	Repayment

The Borrower shall repay the Loan by means of Conversion on the Conversion Date pursuant to clause 6 and is prohibited from repaying the Loan or any accrued interest prior to the Conversion Date.

5	Conditions

5.1	The obligations of the Lenders hereunder are conditional and subject to:

5.1.1	the Company duly approving the New Issue (as defined in the Notice) and this Agreement before the First Funding Deadline; and

5.1.2	in respect of Sistema only, Sistema duly approving or ratifying the execution and performance of this Agreement (the “Sistema Condition”).

5.2

Sistema agrees to use its best endeavours to satisfy the Sistema Condition on or before 29 October 2019 and, subject to satisfaction of the Sistema Condition, undertakes to deliver to the Borrower and BVFVNL on or before 30 October 2019 a true copy of the resolutions approving or ratifying this Agreement or a certificate signed by the general director/president or a member of the management board of Sistema representing that the resolutions authorising and/or ratifying this Agreement have been duly adopted by all required corporate action.

5.3

If the condition set forth in clause 5.1.1 is not timely satisfied then no Party shall have any rights, obligations or liability, except as arising from any breach of clause 7. If the Sistema Condition is not satisfied then Sistema shall have no rights, obligations or liability under this Agreement.

6	Conversion

6.1

On the Conversion Date, the Company shall simultaneously convert, or procure the Conversion of, such maximum amount of the Loan together with all accrued interest into fully paid Ordinary Shares at the Conversion Price so as not to result in either Lender holding a Control Stake (as defined in the Shareholders Agreement).

6.2

If after the conversion under clause 6.1, a portion of the Loan and/or any accrued interest remains outstanding, then on written demand of the Lender, the Company shall convert, or procure the Conversion of, the un-converted balance of the Loan and accrued interest in one or more tranches into fully paid Ordinary Shares of the Company at the Conversion Price, provided that the Lender may not make such a conversion demand prior to 27 December 2019 if a Qualified Financing has not occurred.

6.3

If the calculation in clause 6.1 or clause 6.2 does not result in a round number of Ordinary Shares to be issued on the Conversion Date, then the Borrower shall issue to the Lender the number of Ordinary Shares rounded down to the nearest whole number, as issuance of fractional shares is prohibited, provided, however, that the Borrower shall notify each Lender within three (3) Business Days of the Conversion Date of its right to acquire one additional Ordinary Share if the Lender pays to the Borrower within ten (10) Business Days of such notice from the Borrower the value of the difference between (x) the value of the fractional share the Lender otherwise would be entitled to receive where it not prohibited and (y) the price of a single Ordinary Share determined in accordance with clause 6.1.

6.4

As soon as reasonably practicable after the Conversion Date, the Borrower shall dispatch to each Lender the certificates for the relevant number of Ordinary Shares to which it is entitled under this clause 6. Each Ordinary Share arising on Conversion shall be issued and allotted at such premium to reflect the difference between the nominal amount of the Ordinary Share and the price per share as determined above.

6.5

The Ordinary Shares shall be credited as fully paid and rank pari passu with shares of the same class in issue on the Conversion Date and shall carry the rights as set out in the Shareholders Agreement and the Articles of Association, which shall be amended to conform to the Shareholders Agreement.

7	Lenders’ Undertakings

Each Lender individually undertakes to (i) vote, and/or procure (to the extent within its power) that its Affiliates that hold Ordinary Shares vote, their respective Ordinary Shares in favour of authorising the new issues described in the Notice and execution and performance of the related convertible loan agreements by the

Borrower, including this Agreement, and increasing the share capital of the Borrower as necessary to allow the Borrower to complete the Conversion under clause 6; and (ii) not take any action, or procure the taking of any action, in each case including any inaction, to block or otherwise inhibit the Borrower from exercising its rights hereunder.

8	Limitations on Liability

8.1	Under no circumstances shall a Lender’s liability under this Agreement exceed any unfunded portion of its Maximum Loan Commitment.

8.2

No Party shall have any liability in respect of a claim under this Agreement unless notice containing details of such claim is given by the claiming Party to the other Party prior to 31 March 2020, provided that such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been withdrawn and determined absolutely unless legal proceedings in respect of it have been duly issued and served in accordance with clause 12 within three (3) months of written notice of such claim having been given to the Party alleged to be in breach. No new claim may be made in respect of the facts, matters, events or circumstances giving rise to such withdrawn claim.

9	Costs and Expenses

The Borrower shall indemnify each Lender on demand in respect of all costs and expenses (including reasonable legal fees) incurred by it in connection with the enforcement of this Agreement or the preservation of its rights under this Agreement or as a result of any breach by the Borrower of its obligations hereunder, together with all value added tax payable thereon.

10	Payments

10.1

Any payments to be made by the Borrower arising hereunder shall be made in Rubles in immediately available funds without any set-off or counterclaim and (save as required by law) without any deduction or withholding whatsoever, to such account as each Lender to whom such payment is being made may specify from time to time.

10.2	If any deduction or withholding is required by law in respect of any payment due to a Lender under this Agreement, the Borrower shall:

10.2.1	ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement;

10.2.2	pay, or procure the payment of, the full amount deducted or withheld to the relevant taxation or other authority in accordance with the applicable law;

10.2.3

promptly deliver or procure the delivery to the relevant Lender receipts evidencing each of the deductions or withholdings which have been made, to the extent that such receipts are made available to the Borrower; and

10.2.4

pay to the relevant Lender an additional amount to the extent necessary to ensure that, after the making of all deductions or withholdings, the relevant Lender receives a net sum equal to the sum which it would have received had no deduction or withholding been required to be made.

10.3	Any amount which, but for this clause 10, would fall due for payment hereunder on a day which is not a Business Day shall be payable on the next succeeding Business Day.

11	Warranties

11.1	The Borrower hereby warrants to each Lender that:

11.1.1

the Borrower is a limited liability company duly incorporated and validly existing under the laws of the Republic of Cyprus and has full power and authority to own its assets and to carry on business as it is now being conducted;

11.1.2	the Borrower has full power and authority to enter into this Agreement and to borrow the full amount of the Loan, and to perform all of the obligations expressed to be assumed by it hereunder;

11.1.3	this Agreement constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms;

11.1.4

the execution and delivery by the Borrower of this Agreement to which it is party, the borrowing by the Borrower of the full amount of the Loan and the performance by the Borrower of all the obligations expressed to be assumed by it hereunder has been duly authorised by all necessary actions of the Borrower and:

11.1.4.1

do not and will not violate any provision of any law, decree, rule or regulation or of any order, judgment, injunction, determination or award of any court or any judicial, administrative or governmental authority or organisation having applicability to the Borrower;

11.1.4.2	do not and will not violate any provision of the Articles of Association; and

11.1.4.3

do not and will not violate any provision of any mortgage, deed, agreement or other instrument to which the Borrower is a party or which is binding upon it or its assets nor will result in the creation or imposition of any security interest on any of its assets pursuant to the provisions of any such mortgage, deed, agreement or other instrument.

11.2	Subject to satisfaction of the Sistema Condition, each Lender hereby individually (and not jointly and severally) warrants to the Borrower that:

11.2.1

the Lender is a company duly incorporated and validly existing under the laws of the jurisdiction of its formation and has full power and authority to own its assets and to carry on business as it is now being conducted;

11.2.2

the Lender has full power and authority to enter into this Agreement and to lend the full amount of its Maximum Loan Commitment, and to perform all of the obligations expressed to be assumed by it hereunder;

11.2.3	this Agreement constitutes the legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with its respective terms;

11.2.4

the execution and delivery by the Lender of this Agreement, the lending by the Lender of the full amount of its Maximum Loan Commitment and the performance by the Lender of all the obligations expressed to be assumed by it hereunder has been duly authorised by all necessary actions of the Lender and:

11.2.4.1

do not and will not violate any provision of any law, decree, rule or regulation or of any order, judgment, injunction, determination or award of any court or any judicial, administrative or governmental authority or organisation having applicability to the Lender;

11.2.4.2	do not and will not violate any provision of its articles of association or equivalent organisational document; and

11.2.4.3	do not and will not violate any provision of any mortgage, deed, agreement or other instrument to which the Lender is a party or which is binding upon it or its assets.

12	Notices

12.1

Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made to any Party pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person, by telecopy, by overnight courier or by registered or certified mail, return receipt requested, postage prepaid, addressed to the address listed for each Lender in Schedule A and to the Borrower listed in the Parties’ section above (as applicable) or to such other address as may be substituted by notice given as herein provided.

12.2

Notwithstanding the foregoing, any notice hereunder by a Lender to the Borrower solely that shall not be addressed to other Parties may be made by email to the email address of the Borrower at (which email shall satisfy any writing requirement hereunder).

12.3	The giving of any notice required hereunder may be waived in writing by the Party entitled to receive such notice.

12.4

Any notice sent in accordance with the provisions of clause 12.1 or 12.2 above shall be deemed to have been duly given or served on (i) the date on which personally delivered, emailed (in respect of any communication by a Lender to the Borrower) or telecopied, unless delivered, emailed or telecopied on a day which is not a Business Day or after normal business hours of the recipient, in which case delivery shall be deemed to have been given the next Business Day), (ii) the next Business Day after deposit with an overnight courier service and (iii) three (3) Business Days after the date of posting, if sent by post.

12.5	All notices and any other documents communicated in accordance with this Agreement shall be in the English language.

13	Benefit of Agreement

13.1	The terms of this Agreement shall bind and enure for the benefit of the Borrower and each Lenders and their respective successors and permitted assigns.

13.2	The Borrower may not assign or transfer any part of its rights or obligations hereunder.

13.3	Except as provided in clauses 13.4 and 13.5, no Lender may assign or transfer all or part of its rights hereunder.

13.4

Each Lender agrees for the benefit of each other Lender that it (an “Existing Lender”) shall not (without the prior written consent of the other) assign or transfer any of its rights, benefits and/or obligations under this Agreement, except that each Existing Lender may assign and transfer all or part of its rights, benefits and obligations under this Agreement to one or more of its Affiliates in respect of a portion or the full amount of its Maximum Loan Commitment (the “Assigned Loan Commitment”).

13.5

Each Existing Lender undertakes to procure that any Affiliated person (a “New Lender”) to whom it assigns or transfers any of its rights, benefits and/or obligations under this Agreement in respect of the Assigned Loan Commitment shall, as a condition to such assignment or transfer, execute a New Lender accession deed (substantially in the form set out in Schedule B hereto) under which the New Lender agrees to be bound by all of the terms of this Agreement in respect of the Assigned Loan Commitment as if it had originally been party as a Lender, provided that the Existing Lender shall remain jointly and severally liable in respect of the Assigned Loan Commitment.

14	Miscellaneous

14.1

Each Party shall maintain the confidentiality of the fact and terms of this Agreement, provided that such Party may deliver or disclose the fact and terms of this Agreement to (i) its Affiliates and the directors, employees, professional advisors and agents of the Party and its Affiliates who agree to hold such information confidential substantially in accordance with the terms of this clause 14.1, (ii) in relation to the Borrower, any of its shareholders in accordance with the Shareholders Agreement, (iii) in relation to a Lender which is a fund, such Lender may disclose the fact and terms of this Agreement to the entities that manage or advise the Lender, and the investors in the Lender, (iv) any person to which such Party sells or offers to sell any Ordinary Shares acquired in accordance with this Agreement or assigns or offers to assign its rights and obligations under clause 13 hereof (if such person has agreed in writing prior to its receipt of such confidential information to be bound by the provisions of this Clause 14.1), (v) any governmental authority having jurisdiction over such Party to the extent required by applicable law, or (vi) any other person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law applicable to such Party or the rules and regulations governing any stock exchange on which the Party’s stock is traded, (y) in response to any subpoena or other legal process, or (z) in connection with any litigation to which such Party is a party, provided that, in the cases of sub-clauses (v) or (vi), such Party shall provide each other Party, to the extent permitted by law, with prompt written notice thereof so that the appropriate Party may seek (with the cooperation and reasonable efforts of each other Party) a protective order, confidential treatment or other appropriate remedy. In any such event, the Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any other Party.

14.2

No failure to exercise and no delay in exercising by any Party of any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

14.3

No variation hereof shall be considered valid and as constituting part of this Agreement unless such variation shall have been made in writing and signed by the Parties hereto. The expression “variation” shall include any variation, supplement, deletion or replacement however effected.

14.4

If at any time any of the provisions hereof is or becomes illegal, invalid or unenforceable in any respect, but would be legal, valid or enforceable if part of the wording were deleted or revised, then that provision shall apply with such modification as may be necessary to make it enforceable.

14.5	Other than any New Lender, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

15	Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

16	Governing Law

This Agreement and all non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

17	Dispute Resolution

17.1	The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.

17.2

Subject to clause 17.1, any dispute, claim or controversy arising out of or relating to this Agreement shall be finally determined by arbitration in accordance with the arbitration rules (the “Rules”) of the London Court of International Arbitration (“LCIA”). The arbitration proceeding shall be conducted in the English language and shall take place in London, England. The arbitral tribunal shall be composed of three (3) arbitrators appointed in accordance with the Rules.

17.3	In the event of any conflict between the Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

17.4	The award of the arbitrators shall be final and binding on the Parties.

17.5	The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the Person and assets of the losing Party in any competent jurisdiction.

17.6

The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees; provided that the arbitrators shall be entitled to make partial awards. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses (such as copying and telephone), court costs, witness fees, and reasonable, documented attorneys’ fees (other than on a contingent fee basis).

17.7

Subject to clause 17.1, except for arbitration proceedings pursuant to this clause 17, no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by the Parties in connection with any matter arising out of or in connection with this Agreement.

17.8	The language to be used in the arbitral proceedings shall be English.

17.9	The governing Law of any arbitration under this clause 17 shall be the substantive Law of England and Wales.

17.10

Each Party irrevocably waives any appeal rights it may have in respect of any arbitral award made under the Rules in accordance with this clause 17 and agrees to accept such an arbitral award of the LCIA as final and binding on all Parties concerned.

17.11	The arbitral tribunal shall use as guidance, but not as strict rules of procedure, the IBA Rules on the Taking of Evidence in International Commercial Arbitration.

17.12

The Parties agree that, in order to facilitate the comprehensive resolution of related disputes upon the request of any Party to an arbitration pursuant to this clause 17, the arbitrators may, within ninety (90) days of their appointment, consolidate the arbitration of any dispute with any other arbitration or proposed arbitration involving any of the Parties and relating to any other dispute under this Agreement.

The arbitrations may be consolidated, or heard concurrently in such manner as the arbitrators determine in their discretion, save that the arbitrators shall not consolidate such arbitrations unless they determine that:

17.12.1	there are issues of fact or Law common to the arbitrations in question so that a consolidated proceeding would be more efficient than separate proceedings;

17.12.2	no party would be materially prejudiced as a result of such consolidation.

17.13

Where different arbitrators have been or are in the process of being appointed in relation to such arbitrations, the decision as to whether the arbitrations are to be consolidated or heard concurrently by the same tribunal shall be made by the tribunal which was first constituted. If consolidation is so ordered the Parties agree that the consolidated arbitration (the “Consolidated Arbitration”) shall be heard and finally decided by the arbitrators which ordered the consolidation, unless a Party to the Consolidated Arbitration objects. If a Party to the Consolidated Arbitration does object, the Consolidated Arbitration shall be heard and finally decided by new arbitrators.

SCHEDULE A

Lenders and Loan

Lender	Maximum Loan Commitment (RUB)
Baring Vostok Fund V Nominees Limited	2,500,000,000

1 Royal Plaza, Royal Avenue St. Peter Port, Guernsey, GY1 2HL Attention: Directors

Sistema Public Joint Stock Financial Corporation	2,500,000,000

13 Mokhovaya Street 125009, Moscow, Russian Federation

SCHEDULE B

FORM OF NEW LENDER ACCESSION DEED

From: [●]

Date: [●] 2019

THIS DEED is made on [●] 2019 by [●] (the “Acceding Lender”) in relation to the Convertible Loan Agreement in respect of Ozon Holdings Limited (the “CLA”) dated [●] between Ozon Holdings Limited and certain of its shareholders and/or their Affiliates.

Terms defined in the CLA shall, unless otherwise defined in this Deed, bear the same meanings when used in this Deed.

The Acceding Lender confirms that as from [●] 2019, it intends to be party to the CLA in the capacity of [insert name of Lender] (the “Existing Lender”) and undertakes to perform all the obligations expressed in the CLA to be assumed by the Existing Lender in respect of [●] Rubles (RUB ([●]) of the Maximum Loan Commitment (the “Assigned Loan Commitment”) of the Existing Lender and agrees that it shall be bound by all the provisions of the CLA in respect of the Assigned Loan Commitment, as if it had been an original party to the CLA.

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS DEED has been entered into on the date stated above and is executed and delivered as a deed by the Acceding Lender on the date stated above.

EXECUTED and DELIVERED as a DEED by [●], the Acceding Lender

By:

Its:

in the presence of:

Name:

Address:

Occupation:

IN WITNESS WHEREOF this Agreement has been duly signed by the authorised representatives of the Parties on the date first above written.

OZON HOLDINGS LIMITED

/Signature/

By: Belova Nadezda

Its: Director

BARING VOSTOK FUND V NOMINEES LIMITED

/Signature/

By: Gillian Newton

Its: Director

SISTEMA PUBLIC JOINT STOCK FINANCIAL CORPORATION

/Signature/

By: /Andrey Dubovskov/

Its: /President/

[Corporate Seal]

Execution version

DEED OF AMENDMENT TO

CONVERTIBLE LOAN AGREEMENT DATED 18 SEPTEMBER 2019

IN RESPECT OF

OZON HOLDINGS LIMITED

AS BORROWER

THIS DEED OF AMENDMENT TO CONVERTIBLE LOAN AGREEMENT dated 18 September 2019 (this “Deed”) is made on 23 December 2019 by and among:

(1)

BARING VOSTOK FUND V NOMINEES LIMITED, a company duly incorporated and validly existing under the laws of Guernsey, having its registered office at 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey, GY1 2HL, Channel Islands (“BVFVNL”);

(2)

SISTEMA PUBLIC JOINT STOCK FINANCIAL CORPORATION, a company duly incorporated and validly existing under the laws of the Russian Federation, having its registered office at 13 Mokhovaya Street, 125009, Moscow, Russian Federation (“Sistema” and together with BVFVNL, the “Lenders”, and each a “Lender”); and

(3)	OZON HOLDINGS LIMITED, a limited liability company registered under Cyprus law with its registered address at 2-4 Arch. Makarios III, 9th Floor Capital Center, Nicosia, Cyprus (the “Borrower”),

(The Lenders and the Borrower shall also be referred to herein individually as a “Party” and, collectively, the “Parties”).

WHEREAS:

A.	BVFVNL intends to fund the entirety of its portion of the Maximum Loan Commitment equal to RUB 2,500,000,000 by 27 December 2019 (the “BVFVNL Loan”);

B.	Sistema intends to fund the entirety of its portion of the Maximum Loan Commitment equal to RUB 2,500,000,000 (the “Sistema Loan”) by 27 December 2019 (inclusive);

C.	No Qualified Financing will occur prior to 31 December 2019;

D.	The Parties desire to amend the Convertible Loan Agreement entered into on 18 September 2019 (the “Original CLA”).

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1

Unless the context otherwise requires, words or expressions defined in, or by reference to, the Original CLA shall have the same meanings in this Deed and the rules of interpretation in Clauses 1.2 of the Original CLA shall apply to this Deed, mutatis mutandis, as if they were set out in full herein.

1.2	Subject to clause 1.3, this Deed shall become effective on the day of its execution by the Parties (the “Effective Date”).

1.3	Clause 2.2 exclusively in relation to the definition of “Borrower’s Ruble Account”, clause 2.3 and clause 2.4 shall be effective retroactive to 19 December 2019.

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2	Amendments

2.1

With effect from the Effective Date the Original CLA shall be amended and all references to the Original CLA shall be construed from that date as incorporating the amendment contained in this clause 2.

2.2	Clause 1 shall be amended to add the following definitions in alphabetical order:

“Additional Shares” has the meaning given in clause 6.2.4;

“Alternative Settlement Option” has the meaning given in clause 6.1;

“Alternative Sistema Shares” has the meaning given in clause 6.1;

“Borrower’s Ruble Account” means the Borrower’s account with, with the following requisites:

“BVFVNL Loan” means the entirety of BVFVNL’s portion of the Maximum Loan Commitment equal to RUB 2,500,000,000;

“BVFVNL Shares” has the meaning given in clause 6.3.1;

“Gross Subscription Price” has the meaning given in clause 6.2.1;

“Sistema Balance” has the meaning given in clause 6.2.3;

“Sistema Loan” means the entirety of Sistema’s portion of the Maximum Loan Commitment equal to RUB 2,500,000,000;

“Sistema Shares” has the meaning given in clause 6.3.2;

“Subscription Date” has the meaning given in clause 6.2.4;

2.3	The defined term “Borrower’s Account” in Clause 1 shall be amended to read “Borrower’s Dollar Account”.

2.4	Clause 2.3 shall be amended and restated as follows:

2.3

During the period of time on or after the date hereof through an including the Second Funding Deadline, each Lender may transfer up to the equivalent of Tranche 2 in Rubles, or Dollars calculated based on the Exchange Rate, by wire transfer of immediately available funds to the Borrower’s Dollar Account or Borrower’s Ruble Account (as applicable).

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2.5	Clause 6 shall be amended and restated as follows:

6.1

Sistema has the right in lieu of Conversion to subscribe for fully paid Ordinary Shares equal in number to the Sistema Shares (the “Alternative Sistema Shares”) by giving the Borrower Notice on or before 27 December 2019 (the “Alternative Settlement Option”) and have the Sistema Loan repaid as provided in clause 6.2.

6.2	If Sistema timely exercises the Alternative Settlement Option, then:

6.2.1

Sistema shall not later than 27 December 2019 transfer RUB 1,943,815,500 (the “Gross Subscription Price”) by wire transfer of immediately available funds to the Borrower’s Ruble Account, being the amount of the portion of Sistema Loan with all accrued interest up to the Relevant Date (inclusive) so as not to result in Sistema holding a Control Stake (as defined in the Shareholders Agreement);

6.2.2	provided that the Borrower has received the Gross Subscription Price on or before the Conversion Date, in exchange for the Gross Subscription Price, the Borrower shall:

6.2.2.1

on the Conversion Date allot and issue to Sistema, and Sistema will subscribe for and purchase 181,665 Alternative Sistema Shares (such number of Alternative Sistema Shares so as not to result in Sistema holding a Control Stake (as defined in the Shareholders Agreement));

6.2.2.2	take the actions required under clauses 6.4 and 6.5; and

6.2.2.3

not later than the Conversion Date repay an amount equal to the Gross Subscription Price in reduction of the Sistema Loan, which amount shall be applied to satisfy the proportionate amount of the principal amount of the Sistema Loan and accrued interest up to the Relevant Date (inclusive);

6.2.3

the balance of Sistema Loan with all accrued interest up to the Relevant Date (inclusive) (the “Sistema Balance”) shall remain outstanding at a rate of 0% and shall be repaid upon Sistema’s written demand by way of Conversion or as set out in Clause 6.2.4;

6.2.4

after the Conversion Date, on written demand of Sistema, Sistema may subscribe for additional fully paid Ordinary Shares (“Additional Shares”) at a price per Ordinary Share equal to ten thousand seven hundred Rubles (RUB 10,700) per Ordinary Share Shares for the total subscription price equal to the Sistema Balance in one or more tranches, and the Borrower shall, upon receipt of the subscription price for such Additional Shares equal to the Sistema Balance (or relevant portion thereof based on the number of Additional Shares included in the Notice) in Rubles or the equivalent in Dollars calculated based on the Exchange Rate by wire transfer of immediately available funds in

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the Borrower’s Ruble Account or Borrower’s Dollar Account (the date of such receipt being a “Subscription Date”) the Borrower shall:

6.2.4.1	allot and issue to Sistema, and Sistema will subscribe for and purchase, the relevant number of Additional Shares;

6.2.4.2	take the actions required under clauses 6.4 and 6.5; and

6.2.4.3	repay the relevant unconverted portion of the Sistema Balance promptly but in no event later then the first Business Day after the Subscription Date; and

6.2.5

if the Borrower does not receive the Gross Subscription Price on or before the Conversion Date, then the Sistema Loan will be converted in accordance with clauses 6.3-6.5 and if the Company subsequently receives the Gross Subscription Price the Borrower shall return such funds to Sistema.

6.3	On the Conversion Date, the Borrower shall:

6.3.1

convert, or procure the conversion of, a portion of the BVFVNL Loan together with all accrued interest up to the Relevant Date (inclusive) into 194,937 fully paid Ordinary Shares (“BVFVNL Shares”) at a price per Ordinary Share equal to ten thousand seven hundred Rubles (RUB 10,700) per Ordinary Share so as not to result in BVFVNL holding a Control Stake (as defined in the Shareholders Agreement);

6.3.2

if Sistema has not exercised the Alternative Settlement Option, convert, or procure the conversion of, a portion of the Sistema Loan together with all accrued interest up to the Relevant Date (inclusive) into 181,665 fully paid Ordinary Shares (“Sistema Shares”) at a price per Ordinary Share equal to ten thousand seven hundred Rubles (RUB 10,700) per Ordinary Share so as not to result in Sistema holding a Control Stake (as defined in the Shareholders Agreement), provided that, in the case of the Loan and/or any accrued interest that remains outstanding after Conversion Date, the Company shall, on written demand of the relevant Lender, convert, or procure the Conversion of, the un-converted balance of the BVFVNL Loan and the Sistema Loan (as applicable) and any unpaid accrued interest thereon, into the relevant number of fully paid Ordinary Shares of the Company at a price of ten thousand seven hundred Rubles (RUB 10,700) per Ordinary Share, provided further that, in the case of Sistema, the outstanding Sistema Loan with all accrued interest up to the Relevant Date (inclusive) shall remain outstanding at a rate of 0% and shall be repaid upon Sistema’s written demand by means of Conversion or as set out in clause 6.2.4.

6.4	If the calculation in clause 6.3 does not result in a round number of Ordinary Shares to be issued on the Conversion Date, then the Borrower shall issue to

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each respective Lender (or if Sistema has exercised the Alternative Settlement Option to BVFVNL (as Lender) and to Sistema, respectively) the number of Ordinary Shares rounded down to the nearest whole number, as issuance of fractional shares is prohibited, provided, however, that the Borrower shall notify each Lender within three (3) Business Days of the Conversion Date of its right to acquire one additional Ordinary Share if the Lender pays to the Borrower within ten (10) Business Days of such notice from the Borrower the value of the difference between (x) RUB 10,700 and (y) the value of the fractional share the Lender otherwise would be entitled to receive were it not prohibited.

6.5

As soon as reasonably practicable after the Conversion Date or Subscription Date, the Borrower shall dispatch to each Lender the certificates for the relevant number of Ordinary Shares to which it is entitled under this clause 6. Each Ordinary Share arising on Conversion, or pursuant to the Alternative Settlement Option, shall be issued and allotted at such premium to reflect the difference between the nominal amount of the Ordinary Share and the price per share as determined above.

6.6

The BVFVNL Shares and Sistema Shares shall be credited as fully paid and rank pari passu with shares of the same class in issue on the Conversion Date and shall carry the rights as set out in the Shareholders Agreement and the Articles of Association, which shall be amended to conform to the Shareholders Agreement.

2.6	All cross-references to clause 6.1 shall be amended to clause 6.3.

2.7	All cross-references to clause 6.3 shall be amended to clause 6.4.

2.8	All cross-references to clause 6.4 shall be amended to clause 6.5.

2.9	All cross-references to clause 6.5 shall be amended to clause 6.6.

3	Status of Original CLA

The provisions of the Original CLA shall continue in full force and effect except as expressly amended by this Deed.

4	Warranties

Each Party warrants to the other Party that the execution and delivery by it of this Deed and the performance by it of all the obligations expressed to be assumed by it hereunder has been duly authorised by all necessary actions of such Party and:

4.1.1.1

do not and will not violate any provision of any law, decree, rule or regulation or of any order, judgment, injunction, determination or award of any court or any judicial, administrative or governmental authority or organisation having applicability to such Party;

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4.1.1.2	do not and will not violate any provision of its constitutional documents; and

4.1.1.3

do not and will not violate any provision of any mortgage, deed, agreement or other instrument to which it is a party or which is binding upon it or its assets nor will result in the creation or imposition of any security interest on any of its assets pursuant to the provisions of any such mortgage, deed, agreement or other instrument.

5	Incorporation of Provisions

The provisions of clauses 11 to 17 of the Original CLA (as they will read after entering into effect of this Deed) shall apply to this Deed, mutatis mutandis, as if they were set out in full herein.

[Remainder of this page left blank intentionally]

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IN WITNESS WHEREOF this Deed has been duly signed by the authorised representatives of the Parties on the date first above written.

SIGNED and delivered as a deed by BARING VOSTOK FUND V NOMINEES LIMITED in the presence of:		) ) ) )	/Signature/ Name: Gillian Newton
		) ) )	Position: Director
Witness Signature:	/Signature/
Name: David Brehaut Occupation: Senior Administrator Address:
SIGNED and delivered as a deed by SISTEMA PUBLIC JOINT STOCK FINANCIAL CORPORATION in the presence of:		) ) ) )	/Signature/ Name: Andrey Dubovskov
		) ) )	Position: President
[Corporate Seal]
Witness Signature:	/Signature/
Name: Anastasia Korsakova Occupation: Investment Director Address:

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SIGNED and delivered as a deed by OZON HOLDINGS LIMITED in the presence of:		) ) ) )	/Signature/ Name: Belova Nadezda
		) ) )	Position: Director
Witness Signature:	/Signature/
Name: Efstratiou Niki Occupation: Accountant Address:

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EXECUTION VERSION

DEED OF AMENDMENT TO

CONVERTIBLE LOAN AGREEMENT

DATED 18 SEPTEMBER 2019

IN RESPECT OF

OZON HOLDINGS PLC

AS BORROWER

THIS DEED OF AMENDMENT TO CONVERTIBLE LOAN AGREEMENT dated 18 September 2019 and amended on 23 December 2019 is made on 30 October 2020 (this “Deed”) by and among:

(1)

BARING VOSTOK FUND V NOMINEES LIMITED, a company duly incorporated and validly existing under the laws of Guernsey, having its registered office at 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey, GY1 2HL, Channel Islands (“BVFVNL”);

(2)

SISTEMA PUBLIC JOINT STOCK FINANCIAL CORPORATION, a company duly incorporated and validly existing under the laws of the Russian Federation, having its registered office at 13 Mokhovaya Street, 125009, Moscow, Russian Federation (“Sistema” and together with BVFVNL, the “Investors”, and each an “Investor”); and

(3)	OZON HOLDINGS PLC, a public limited company registered under Cyprus law with its registered address at 2-4 Arch. Makarios III, 9th Floor Capital Center, Nicosia, Cyprus (the “Borrower”),

(The Investors and the Borrower shall also be referred to herein individually as a “Party” and, collectively, the “Parties”).

WHEREAS:

A.

The Parties desire to amend the convertible loan agreement entered into on 18 September 2019 between them and amended by them on 23 December 2019 (the “Original Agreement”) so that Ordinary Shares remaining to be issued under the Original Agreement on demand of either or both Lenders after the Effective Date and following the Share Split reflect that Share Split;

B.

On 31 December 2019, being the Conversion Date under the Original Agreement, the BVFVNL Loan was converted in accordance with clause 6.3.1 of the Original Agreement, leaving four hundred fifty-seven million Rubles (RUB 457,000,000) outstanding and subject to conversion on written demand of BVFVNL pursuant to clause 6.3 of the Original Agreement;

C.

On 31 December 2019, the Subscription Date under the Original Agreement, Sistema exercised the Alternative Settlement Option in accordance with clause 6.2.1 of the Original Agreement, resulting in a Sistema Balance of five hundred eighty-one million Rubles (RUB 581,000,000); and

D.	The Borrower plans to subdivide its share capital at a ratio of 1:25.

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1

Unless the context otherwise requires, words or expressions defined in, or by reference to, the Original Agreement shall have the same meanings in this Deed and the rules of interpretation in Clauses 1.2 of the Original Agreement shall apply to this Deed, mutatis mutandis, as if they were set out in full herein.

1.2	This Deed shall become effective on the day of its execution by the Parties (the “Effective Date”).

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2	Amendments

2.1

With effect from the Effective Date, the Original Agreement shall be amended and all references to the Original Agreement shall be construed from that date as incorporating the amendments contained in this clause 2.

2.2	The definition of Ordinary Shares shall be amended and restated as follows:

“‘Ordinary Shares’” means the ordinary shares in the share capital of the Borrower, which are in issue from time to time, having the rights and obligations set out in the Articles of Association;”

2.3	Clause 1.1 shall be amended by adding the following new definition in alphabetical order:

“Share Split” means the planned division of Ordinary Shares of the Borrower at a ratio of 1:25 per Ordinary Share such that upon completion of such division the par value per Ordinary Share is restated from USD 0.025 each to USD 0.001 each

2.4	The definition of Shareholders Agreement shall be amended and restated as follows:

“‘Shareholders Agreement’” means the Third Amended and Restated Shareholders Agreement relating to Ozon Holdings Limited dated 18 March 2020 (as may be amended from time to time).”

2.5

Clause 6.1 shall be amended by adding the following phrase “and as such the number of Ordinary Shares allotted and issued under this clause 6.1 may be nil” immediately after the phrase “(as defined in the Articles of Association)”.

2.6	References to the Shareholders Agreement in Clauses 6.2., 6.3 shall be amended and substituted with references to the Articles of Association.

2.7

Clause 6.2.4 shall be amended by adding the following phrase “until such time as the Borrower approves the proposed Share Split and thereafter shall be four hundred twenty eight Rubles (RUB 428)” immediately after the phrase “ten thousand seven hundred Rubles (RUB 10,700)”.

2.8

The first proviso of Clause 6.3 shall be amended by adding the following phrase “until such time as the Borrower approves the proposed Share Split and thereafter shall be four hundred twenty eight Rubles (RUB 428)” immediately after the phrase “ten thousand seven hundred Rubles (RUB 10,700)”.

2.9

Clause 6.4 shall be amended by adding the following phrase “until such time as the Borrower approves the proposed Share Split and thereafter shall be RUB 428” immediately after the phrase “RUB 10,700”.

2.10	Clause 6.4 shall be amended and restated as follows:

“The BVFVNL Shares and Sistema Shares shall be credited as fully paid and rank pari passu with shares of the same class in issue on the Conversion Date and shall carry the rights as set out in the Articles of Association”.

2.11	Clause 14.1 shall be amended and restated as follows:

“Each Party shall maintain the confidentiality of the fact and terms of this Agreement, provided that such Party may deliver or disclose the fact and terms of this Agreement to (i) its Affiliates and the directors, employees, professional advisors and agents of the Party and its Affiliates who agree to hold such information confidential substantially in accordance

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with the terms of this clause 14.1, (ii) in relation to the Borrower, any of its shareholders who agree to hold such information confidential substantially in accordance with the terms of this clause 14.1, (iii) in relation to a Lender which is a fund, such Lender may disclose the fact and terms of this Agreement to the entities that manage or advise the Lender, and the investors in the Lender, (iv) any person to which such Party sells or offers to sell any Ordinary Shares acquired in accordance with this Agreement or assigns or offers to assign its rights and obligations under clause 13 hereof (if such person has agreed in writing prior to its receipt of such confidential information to be bound by the provisions of this Clause 14.1), (v) any governmental authority having jurisdiction over such Party to the extent required by applicable law, or (vi) any other person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law applicable to such Party or the rules and regulations governing any stock exchange on which the Party’s stock is traded, (y) in response to any subpoena or other legal process, or (z) in connection with any litigation to which such Party is a party, provided that, in the cases of sub-clauses (v) or (vi), such Party shall provide each other Party, to the extent permitted by law, with prompt written notice thereof so that the appropriate Party may seek (with the cooperation and reasonable efforts of each other Party) a protective order, confidential treatment or other appropriate remedy. In any such event, the Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any other Party”.

3	Status of Original Agreement

The provisions of the Original Agreement shall continue in full force and effect except as expressly amended by this Deed.

4	Warranties

4.1

Each Party warrants to the other Party that the execution and delivery by it of this Deed and the performance by it of all the obligations expressed to be assumed by it hereunder has been duly authorised by all necessary actions of such Party and:

(a)

do not and will not violate any provision of any law, decree, rule or regulation or of any order, judgment, injunction, determination or award of any court or any judicial, administrative or governmental authority or organisation having applicability to such Party;

(b)	do not and will not violate any provision of its constitutional documents; and

(c)

do not and will not violate any provision of any mortgage, deed, agreement or other instrument to which it is a party or which is binding upon it or its assets nor will result in the creation or imposition of any security interest on any of its assets pursuant to the provisions of any such mortgage, deed, agreement or other instrument.

5	Governing Law

This Deed and all non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

6	Incorporation of Provisions

The provisions of Clauses 11 to 17 of the Original Agreement shall apply to this Deed, mutatis mutandis, as if they were set out in full herein.

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IN WITNESS WHEREOF this Deed has been duly signed by the authorised representatives of the Parties on the date first above written.

SIGNED and delivered as a deed by BARING VOSTOK FUND V NOMINEES LIMITED in the presence of:		) ) ) ) ) ) )	/Signature/ Name: Gillian Newton Position: Director
Witness Signature:	/Signature/
Name: David Brehaut Occupation: Senior Administrator Address:

SIGNED and delivered as a deed by SISTEMA PUBLIC JOINT STOCK FINANCIAL CORPORATION in the presence of:		) ) ) ) ) ) )	/Signature/ Name: Vladimir Chirakhov Position: President
[Corporate Seal]
Witness Signature:	/Signature/
Name: Anastasia Korsakova Occupation: Investment Director Address:

[Signature Page to Deed of Amendment to Convertible Loan Agreement dated 18 September 2019 in respect of Ozon Holdings PLC (as borrower) by and between Baring Vostok Fund V Nominees Limited, Sistema Public Joint Stock Financial Corporation and Ozon Holdings PLC]

SIGNED and delivered as a deed by OZON HOLDINGS PLC in the presence of:		) ) ) ) ) ) )	/Signature/ Name: Belova Nadezda Position: Director
Witness Signature:	/Signature/
Name: Efstratiou Niki Occupation: Accountant Address:

[Signature Page to Deed of Amendment to Convertible Loan Agreement dated 18 September 2019 in respect of Ozon Holdings PLC (as borrower) by and between Baring Vostok Fund V Nominees Limited, Sistema Public Joint Stock Financial Corporation and Ozon Holdings PLC]